UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 12, 2006

AMDL, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	0-27689	33-0413161
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2492 Walnut Avenue, Suite 100, Tustin, California		92780
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	714-505-4461

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On May 12, 2006, we entered into a Stock Purchase and Sale Agreement ("Agreement") with Jade Capital Group Limited ("Jade") and Jade’s shareholders, pursuant to which we will acquire 100% of the outstanding capital stock of Jade Pharmaceutical Inc. ("JPI"). JPI has two China based wholly-owned pharmaceutical manufacturing subsidiaries, JiangXi JieZhong Bio-Chemical Company Limited ("JJB") and Yanbian Yiqiao Bio-Chemical Pharmaceutical Company Limited ("YYB"). Jade formed JPI to reorganize JJB and YYB under one company separate from Jade and to facilitate the sale of these entities to AMDL. JJB is located in Shangrao, Jian Province, PRC and has land use certificate rights to approximately 24 acres of land on which is constructed a manufacturing facility for prescription and over the counter pharmaceuticals and injectables. The facility is certified for Chinese Good Manufacturing Practice and JJB has 52 production licenses for large volume injection fluids, small volume injection fluids, tablets and tinctures and related products. YYB is located in Tuman City, Jilin Province, PRC and has land use certificate rights to approximately 3.45 acres of land on which is constructed a manufacturing facility that is certified for Chinese Good Manufacturing Practice. YYB has 81 licenses to manufacture primarily over the counter products.
Pursuant to the Agreement, in exchange for all of our outstanding shares of JPI, we will issue 13,715,000 shares of our common stock and options to purchase an additional 2,500,000 shares of our common stock, exercisable at 115% of the closing price of our common stock on AMEX on the day before the closing. 500,000 of the shares to be issued to Jade or its shareholders are subject to an Escrow Agreement which provides that if, within one (1) year from and after the closing of the Agreement, Jade Capital and/or the shareholders shall have demonstrated that People’s Republic of China State Federal Drug Agency ("SFDA") has issued a permit or the equivalent regulatory approval for AMDL to sell and distribute DR-70® in the People’s Republic of China without qualification (the "Approval to Market DR-70®") the 500,000 shares will be released from escrow. If the Approval to Market DR-70® is not issued within in the one year period, the 500,000 shares shall be returned to us for cancellation. We agreed to register the shares issued in the acquisition and the shares issuable upon exercise of the options on Form S-3 within thirty days after the closing.

The number of shares of AMDL common stock that AMDL will issue pursuant to the Agreement exceeds AMDL’s authorized but unissued common stock. Accordingly, AMDL has conditioned its obligation to consummate the acquisition of Jade on an amendment to AMDL’s certificate of incorporation to increase the number of authorized shares of common stock from 50,000,000 to 200,000,000, and the number of authorized shares of preferred stock from 10,000,000 to 25,000,000. The amendment is subject to the approval of the AMDL stockholders. If this charter amendment is not approved, the acquisition of JPI will not be consummated.

In addition, the closing of the JPI acquisition is conditioned, among other things, on the following:

• No material adverse change shall have occurred with respect to JPI and its subsidiaries since December 31, 2005.
• Jade, the Jade shareholders, and JPI and its subsidiaries shall have made all required filings and obtained all the consents and approvals of governmental authorities and of third parties necessary to consummate the transactions contemplated by the Agreement, and any required waiting periods shall have expired.
• AMDL shall have completed and been satisfied with the results of its review of the schedules to the Agreement, and of its review and investigation of the assets, liabilities, business, operations, condition (financial or otherwise), books and records of JPI and its subsidiaries, the scope of such review and such satisfaction to be determined in the sole discretion of AMDL.
• Jade and the Jade shareholders shall have delivered to AMDL releases executed by Jade and the Jade shareholders, releasing all claims of every kind and character against JPI and its subsidiaries, AMDL and each of their respective directors, officers, employees, agents and representatives.
• The Agreement and the transactions contemplated thereby shall have been adopted and approved by the AMDL stockholders, and the charter amendment increasing AMDL’s authorized capital shall have been adopted and approved by the AMDL stockholders.
• The shares of AMDL common stock to be issued to the Jade shareholders pursuant to the Agreement shall have been approved for listing on the American Stock Exchange upon official notice of issuance thereof.
• AMDL’s Board of Directors shall have received from Amaroq Capital, or another independent investment banking firm, an opinion dated within three (3) days prior to the first preliminary filing with the SEC of this proxy statement as to the fairness of the Agreement to AMDL stockholders from a financial point of view, which opinion shall be updated on or before the closing of the acquisition in form satisfactory to AMDL.
• AMDL shall have received from Corbin & Company LLP, a letter dated as of the closing of the acquisition to the effect that (A) in their opinion the consolidated financial statements of JPI and its subsidiaries examined by them and covered by their report included in this proxy statement comply as to form in all material respects with the applicable accounting requirements of the Securities Act of 1933 (the "Securities Act") and the Securities Exchange Act of 1934, as amended (hereafter, the "Exchange Act") and the applicable published rules and regulations of the SEC thereunder relating thereto; and (B) during the period from the date of the financial statements included in this proxy statement to a date not more than five (5) business days prior to the closing of the acquisition there was no decrease in consolidated net revenue or consolidated net income of the Jade subsidiaries as compared to the corresponding period in the preceding year, except as disclosed in this proxy statement.
• AMDL shall have received an opinion of counsel satisfactory to it on the matters required by the Agreement.
Another condition to the execution of the Agreement by AMDL was the delivery of certain audited financial statements of JPI for the years ended December 31, 2005 and 2004. Copies of the JPI audited financial statements delivered by Jade to AMDL are attached hereto as Exhibit 99.1.

The foregoing is only a summary of the principal terms and conditions of the Agreement, and a copy of the Agreement is included as Exhibit 99.2 to this report, and incorporated herein by reference.

Item 8.01 Other Events.

On May 16, 2006, we issued a press release announcing that we had we entered into the Agreement described in Item 1.01 above.

A copy of the press release is attached as Exhibit 99.3.

Additional Information

We intend to file with the Securities and Exchange Commission a proxy statement and other relevant documents in connection with the proposed acquisition of JPI. Investors and security holders are advised to read the proxy statement regarding the proposed acquisition when it becomes available, because it will contain important information. Investors and security holders may obtain a free copy of the prospectus/proxy statement, when available, and other documents filed by AMDL at the Securities and Exchange Commission's web site at www.sec.gov or from AMDL by directing such request to AMDL, Inc. 2492 Walnut Avenue, Suite 100, Tustin, California 92780, Attention: Investor Relations. The executive officers and directors of AMDL may be deemed to be participants in the solicitation of proxies from stockholders of AMDL with respect to the transactions contemplated by the Agreement. A description of any interests that Jade’s or AMDL's directors and executive officers have in the proposed transaction will be available in the proxy statement.

Forward Looking Statements

Safe Harbor Statements under The Private Securities Litigation Reform Act of 1995: This report contains forward-looking statements, including statements regarding expectations for the acquisition of JPI and the number of shares of AMDL Common Stock expected to be issued in connection with the proposed transaction. Such statements are subject to certain risks and uncertainties, and actual circumstances, events or results may differ materially from those projected in such forward-looking statements. Factors that could cause or contribute to differences include, but are not limited to, the risk that acquisition transaction may not be completed in the third quarter of 2006, or at all, risks related to the inability to obtain, or meet conditions imposed for, governmental, and other approvals of the transaction, including approval by stockholders of AMDL, risks related to any uncertainty surrounding the transaction, and the costs related to the transaction. We caution readers not to place undue reliance on any forward-looking statements. We do not undertake, and specifically disclaim any obligation, to update or revise such statements to reflect new circumstances or unanticipated events as they occur.

Item 9.01 Financial Statements and Exhibits.

(a) Financial Statements
The audited financial statements for JPI are attached hereto as Exhibit 99.1

(c) Exhibits.

99.1 Consolidated balance sheet of Jade Pharmaceutical Inc. as of December 31, 2005, and the related consolidated statements of income and comprehensive income, stockholder’s equity and cash flows for each of the years in the two-year period then ended.

99.2 Press Release dated May 16, 2006.

99.3 Stock Purchase and Sale Agreement dated May 12, 2006.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMDL, Inc.

May 16, 2006	By:	Gary L. Dreher

Name: Gary L. Dreher
Title: Chief Executive Officer

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Exhibit Index

Exhibit No.	Description

99.1	Jade Pharmaceutical Inc. 12.31.05 Financial Statements
99.2	Stock Purchase and Sale Agreement
99.3	Press Release dated May 16, 2006